中农(河北)传媒有限公司主要股东同意书

Consent of majority shareholders of China Agriculture (Hebei) Media Co., Ltd.

决议内容: 对中农(河北)传媒有限公司董事会提出增资扩股事宜

Re: Resolution of the Board of China Agriculture (Hebei) Media Co., Ltd. for the issuance of additional capital

时间: 2012年4月21日

Date: April 21, 2012

地点: 广州

Location: Guangzhou

参加人员:中农传媒集团有限公司(“中农传媒集团”)和河北省农业生产资料有限公司(“河北农资”)授权签字代表(公司股东)。上述股东代表公司100%表决权。会议一致通过以下决议:

Attendee: Authorized representatives of China Agriculture Media Group Co., Ltd and Hebei Agriculture Means of Production Co. Limited. They reached the consent as below:

1.  中农传媒集团和河北农资同意中农(河北)传媒有限公司董事会提出增资扩股事宜的决议。

China Agriculture Media Group Co., Ltd and Hebei Agriculture Means of Production Co. Limited reached consent to the Resolution of the Board of China Agriculture (Hebei) Media Co., Ltd. for the issuance of additional capital.

2.  中农传媒集团同意增加对中农传媒(河北)有限公司的投资。增资扩股后中农传媒集团股份数额由60%增加到98%。

China Agriculture Media Group Co., Ltd agreed to increase its investment to China Agriculture (Hebei) Media Co., Ltd. After the issuance of additional capital, its shares will increase from 60% to 98%.

3.  河北农资同意中农传媒集团有限公司增加对中农传媒(河北)有限公司的投资。增资扩股后河北农资股份数额由40%减低为2%。

Hebei Agriculture Means of Production Co. Limited agreed the additional investment from China Agriculture Media Group Co., Ltd to China Agriculture (Hebei) Media Co., Ltd. After the issuance of additional capital, its shares will decrease from 40% to 2%.

签字见证,本决议由下述中农传媒集团有限公司和河北省农业生产资料有限公司的授权签字代表签署,于2012年4月21日生效。

IN WITNESS WHEREOF, the undersigned, being all of the shareholders, have executed this Written Consent and adopted these resolutions as of the 21st day of April, 2012.

中农传媒集团有限公司

CHINA AGRICULTURE MEDIA GROUP CO., LIMITED

授权代表: 贾小兵

Authorized representative: Ka Siuping

___________________________

河北省农业生产资料有限公司

HEBEI AGRICULTURAL MEANS OF PRODUCTION CO., LIMITED

授权代表:陈立军

Authorized representative: Chen Lijun

___________________________